Exhibit 11

                                    KSW, INC.

                       STATEMENT REGARDING COMPUTATION OF
                          NET EARNINGS (LOSS) PER SHARE

                                               Six Months            Six Months         Three Months          Three Months
                                              Ended 6/30/01        Ended 6/30/00        Ended 6/30/01         Ended 6/30/00
                                              -------------        -------------        -------------         -------------
NET EARNINGS/(LOSS)                           $ (1,907,000)        $     699,000        $ (1,091,000)         $     286,000
                                              =============        =============        =============         =============


EARNINGS/(LOSS) PER SHARE - BASIC
Weighted average shares outstanding
    during the period                             5,470,311            5,468,644        $   5,470,311             5,468,644
                                              =============        =============        =============         =============


Earnings/(Loss) per common share
Primary                                       $       (.35)        $         .13        $       (.20)         $         .05
                                              =============        =============        =============         =============

EARNINGS (LOSS) PER SHARE - DILUTED
-----------------------------------
Weighted average shares outstanding
    during the period                             5,470,311            5,468,644            5,470,311             5,468,644


Common and Common Stock equivalent
shares using the treasury stock method                    0              190,582                    0               194,891
                                              -------------        -------------        -------------         -------------


Total shares outstanding for purposes of
calculating diluted earnings                      5,470,311            5,659,226        $   5,470,311             5,663,535
                                              =============        =============        =============         =============


Earnings (loss) per common and common
Equivalent share - Diluted                    $       (.35)        $         .12        $       (.20)         $         .05
                                              =============        =============        =============         =============







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